Exhibit 10.2
GUARANTY OF CORPORATION

THIS GUARANTY OF CORPORATION, dated as of September 11, 2006 (this “Guaranty”), is made by MDU COMMUNICATIONS INTERNATIONAL, INC. a Delaware corporation (“Guarantor”), in favor of FCC, LLC d/b/a/ First Capital (“Lender”).

RECITALS

A.    Guarantor is the sole shareholder of MDU COMMUNICATIONS (USA) INC., a Washington corporation (“Borrower”). Borrower and Lender are parties to that certain Loan and Security Agreement of even date herewith (as amended, restated or otherwise modified from time to time, the “Loan Agreement”; capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Loan Agreement).

B.    The receipt of this Guaranty from Guarantor is a condition precedent to Lender’s obligation to make loans to Borrower under the Loan Agreement.

C.    Guarantor will receive substantial direct and indirect benefits from Lender’s agreement to make loans to Borrower under the Loan Agreement.

STATEMENT OF AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, to induce Lender to make loans to Borrower under the Loan Agreement, Guarantor and Lender agree as follows:

1.    CHARACTER OF OBLIGATION.

Guarantor hereby unconditionally guarantees the full payment and performance by Borrower of all principal, interest and other Obligations (as such term is defined in the Loan Agreement) owing by Borrower to Lender, whether or not evidenced by promissory notes, any obligations for letters of credit or agreements with respect thereto, any drafts or any obligations for acceptances or agreements with respect thereto, including all interest and other charges stated therein, any other loans, promissory notes, advances or overadvances, including all interest and other charges stated therein, all obligations of Borrower under any security agreement, instrument of lien, security deed or other security device in favor of Lender, and all other obligations of Borrower to Lender however and whenever incurred or evidenced, whether direct or indirect, absolute or contingent, or due or to become due (collectively, the “Guaranteed Obligations”).  The obligation of Guarantor hereunder is primary and unconditional and shall be enforceable before, concurrently or after any claim or demand is made or suit is filed against Borrower or any other guarantor or surety, and before, concurrently or after any proceeding by Lender against any security, and shall be effective regardless of the solvency or insolvency of Borrower at any time, the extension or modification of the Guaranteed Obligations by operation of law, or the subsequent reorganization, merger or consolidation of Borrower, or any other change in its composition, nature, personnel or location.  The obligation hereunder may be considered by Lender either as a guaranty or agreement of surety.  Payment of any sum or sums due to Lender hereunder will be made by Guarantor immediately upon demand by Lender.  If claim is ever made upon Lender for repayment or recovery of any amount or amounts received by Lender in payment of any of the Guaranteed Obligations and Lender repays all or part of said amount by reason of (a) any judgment, decree or order of any court or administrative body having jurisdiction over Lender or any of its property, or (b) any settlement or compromise of any such claim effected by Lender with any such claimant (including Borrower), then in such event Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding upon Guarantor, notwithstanding any revocation hereof or the cancellation of any note or other instrument evidencing any of the Guaranteed Obligations, and Guarantor shall be and remain obligated to Lender hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by Lender.  Guarantor agrees that the books and records of Lender showing the account between Lender and Borrower shall be admissible in evidence in any action or proceeding, shall be binding upon Guarantor for the purpose of establishing the items therein set forth, and shall constitute prima facie proof thereof, except that the monthly statements rendered to Borrower by Lender shall, to the extent to which no objection is made within thirty (30) days after date thereof, constitute an account stated between Lender and Borrower binding upon Guarantor.  Guarantor agrees to pay all costs of Lender of collection of any sum or sums due hereunder, and, if collected by or through an attorney, reasonable attorneys’ fees, together with all other legal and court expenses.  Lender is hereby given a security interest upon and in all of its balances, credits, deposits, accounts, items and monies and other property of Guarantor of every kind and description now or hereafter in the possession or control of Lender or any affiliate of Lender for any reason, including all dividends and distributions or other rights in connection therewith.  Guarantor agrees that its obligation hereunder shall not be discharged or impaired in any respect by reason of any failure by Lender to perfect, or continue perfection of, any lien or security interest in any security or any delay by Lender in perfecting any such lien or security interest. Guarantor acknowledges and agrees that Guarantor will receive a substantial direct and indirect benefit from Lender’s loans to Borrower, which loans are conditioned upon Guarantor’s execution and delivery of this Guaranty in favor of Lender.

2.    CONSENT AND WAIVER.

Guarantor waives notice of acceptance hereof, creation of any of the Guaranteed Obligations, or nonpayment or default by Borrower under any of the Guaranteed Obligations or any agreement now or hereafter existing between Borrower and Lender, presentment, demand, notice of dishonor, protest and any other notices whatever. Guarantor waives any right to direct apportionment of payments and agrees that Lender may apply any payments received from Guarantor, Borrower or any other person or entity to the Guaranteed Obligations in such order as Lender may elect in its discretion. Guarantor, without affecting its liability hereunder, consents to and waives notice of all changes of terms of the Guaranteed Obligations, the withdrawal or extension of credit or time to pay, the release of the whole or any part of the Guaranteed Obligations, renewal, indulgence, settlement, compromise or failure to exercise due diligence in collection, the acceptance or release of security, extension of the time to pay for any period or periods whether or not longer than the original period, or any surrender, substitution or release of any other person directly or indirectly liable for any of the Guaranteed Obligations or any collateral security given by Borrower.  Guarantor agrees to subordinate and postpone any right of subrogation, reimbursement or indemnity whatsoever and any “claim” against Borrower in any proceeding under Title 11 of the United States Code, as amended (the “Bankruptcy Code”) and any right of recourse to or with respect to any assets or property of Borrower or to any collateral for the Guaranteed Obligations, until payment in full of the Guaranteed Obligations.  Guarantor also consents to and waives notice of any arrangements or settlements made in or out of court in the event of receivership, liquidation, readjustment, any proceeding under the Bankruptcy Code, or assignment for the benefit of creditors of Borrower, and anything whatever whether or not herein specified which may be done or waived by or between Lender and Borrower, or Borrower and any other person whose claim against Borrower has been or shall be assigned or transferred to Lender. Guarantor agrees that if any notification of intended disposition of collateral or of any other act by Lender is required by law and a specific time period is not stated therein, such notification, if mailed by first class mail at least ten (10) days before such disposition or act, postage prepaid, addressed to Guarantor at the address set forth on the signature page hereto or at any other address of Guarantor appearing on the records of Lender, shall be deemed reasonably and properly given.  Lender may, without notice of any kind, sell, assign or transfer any or all of the Guaranteed Obligations and in such event each and every immediate and successive assignee, transferee or holder of any of the Guaranteed Obligations shall have the right to enforce this Guaranty, by suit or otherwise for the benefit of such assignee, transferee or holder, as fully as if such assignee, transferee or holder were herein by name specifically given such rights, powers and benefits; Lender shall have an unimpaired right prior and superior to that of any such assignee, transferee or holder to enforce this Guaranty for the benefit of Lender as to such of the Guaranteed Obligations as is not sold, assigned or transferred.  LENDER AND GUARANTOR EACH HEREBY WAIVES ANY AND ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED HEREON. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTY OR ANY RELATED DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK LOCATED IN NEW YORK COUNTY OR OF THE UNITED STATES OF AMERICA LOCATED IN THE SOUTHERN DISTRICT OF NEW YORK, AND EACH OF GUARANTOR AND LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF GUARANTOR AND LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS GUARANTY OR ANY DOCUMENT RELATED HERETO.

3.    REPRESENTATIONS AND WARRANTIES.

Guarantor hereby represents and warrants to Lender as follows:

(a)    Guarantor (i) is a duly organized and validly existing corporation in good standing under the laws of the State of Delaware, (ii) is duly licensed or qualified to do business and in good standing in each jurisdiction where the failure to be so licensed or qualified would impair its ability to perform its obligations hereunder, and (iii) has all requisite corporate power and authority to own its properties and conduct its business as presently conducted and to execute and deliver, and to perform its obligations hereunder.

(b)    There is no action, suit, proceeding or investigation at law or in equity by or before any court, governmental body or other agency now pending or, to the knowledge of Guarantor, threatened against or affecting Guarantor or its property or rights in which there is a reasonable possibility of an adverse determination and which, if adversely determined, could have a material adverse effect on Guarantor, its property or its business or prospects.

(c)    The execution, delivery and performance of this Guaranty will not (i) conflict with or result in a breach of any terms or provisions of, or constitute a default under, any indenture, mortgage or other agreement or instrument to which Guarantor is a party or by which it or any of its property is bound, or any existing applicable law, rule, regulation, license, judgment, order or decree of any government, governmental body or court having jurisdiction over Guarantor or any of its activities or properties, or the articles of incorporation or by-laws of Guarantor, or (ii) result in, or require the creation or imposition of, any lien or security interest upon or with respect to any properties now or hereafter owned by Guarantor.

(d)    The execution, delivery and performance of this Guaranty has been duly authorized by all necessary action of Guarantor, including, if necessary, approval by the board of directors and/or shareholders of Guarantor. This Guaranty has been duly executed and delivered by Guarantor and constitutes a legal, valid and binding obligation of Guarantor, enforceable according to its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally.

4.    CONSTRUCTION.

This Guaranty shall be governed by and construed and enforced in accordance with the laws of the State of New York.  Wherever possible, each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under applicable law, said provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.  This Guaranty does not supersede any other guaranty or other agreement executed by Guarantor, or any other guaranty in favor of Lender.

5.    BENEFIT.

This Guaranty shall bind Guarantor, and its successors and assigns, and the rights and privileges of Lender hereunder shall inure to the benefit of its successors and assigns, and this Guaranty shall be effective with respect to loans or advances made by Lender’s successors and assigns to Borrower.

6.    DURATION.

This Guaranty shall continue in full force and effect until terminated by the actual receipt by Lender by registered or certified mail of written notice of termination from Guarantor.  Such termination shall be applicable only to transactions having their inception thereafter, and rights and obligations arising out of transactions having their inception prior to such termination shall not be affected.

IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be executed by its duly authorized officer as of the date first above written.

GUARANTOR:

MDU COMMUNICATIONS INTERNATIONAL, INC.

By: ______________________________ Name: ____________________________ Title: _____________________________

ACCEPTANCE

The foregoing Guaranty is accepted in __________________, ________________ this _____ day of September, 2006.

FCC, LLC, d/b/a FIRST CAPITAL

By: _________________________________ Name: _______________________________ Title: ________________________________

FULL CIRCLE FUNDING, LP By its General Partner FULL CIRCLE FUNDING, LLC By its Managing Members

By: ______________________________ Robert A. Blum Managing Member

By: ______________________________ John E. Stuart Managing Member